Exhibit 23.2

KELLER & COMPANY, INC.

FINANCIAL INSTITUTION CONSULTANTS

555 METRO PLACE NORTH

SUITE 524

DUBLIN, OHIO 43017

(614) 766-1426        (614) 766-1459 FAX

June 26, 2013

Boards of Directors

Home Savings Bank

Home Bancorp Wisconsin, Inc.

2 South Carroll Street

Madison, Wisconsin 53703

Members of the Boards:

We hereby consent to the use of our firm’s name in (i) the Registration Statement on Form S-1 to be filed by Home Bancorp Wisconsin, Inc., with the Securities and Exchange Commission, and (ii) the Application for Conversion on Form AC to be filed by Home Bancorp Wisconsin, Inc., with the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation and the Wisconsin Department of Financial Institutions, in each case as amended and supplemented. We also hereby consent to the inclusion of, summary of and references to our appraisal and our statement concerning subscription rights in such filings, including the prospectus of Home Bancorp Wisconsin, Inc.

Sincerely,

KELLER & COMPANY, INC.

/s/ Michael R. Keller Michael R. Keller
President

MRK:jmm